Exhibit 1.01

Elbit Systems Ltd.
Conflict Minerals Report
For the Year Ended December 31, 2015
In Accordance with Rule 13p-1 under the Securities Exchange Act of 1934

A.	Introduction

This Conflict Minerals Report (this “Report”) of Elbit Systems Ltd. (together with its subsidiaries, “Elbit Systems” or “we”) for the year ended December 31, 2015 is presented to comply with Rule 13p-1 (the “CM Rule”) under the Securities Exchange Act of 1934.
The CM Rule was adopted by the U.S. Securities and Exchange Commission ("SEC") under Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Pursuant to the CM Rule, each publicly traded company such as Elbit Systems must report to the SEC whether “conflict minerals” (tantalum, tin, tungsten and gold) (“3TG”) originating in the Democratic Republic of Congo or adjoining countries (Angola, Burundi, The Central African Republic, The Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia) (the “Covered Countries”) are present in the products the company manufactures or contracts to manufacture, if any of the 3TG is necessary to the functionality or production of such products. The CM Rule was adopted because the sale of 3TG mined in the Covered Countries has funded armed conflicts in that region, and those conflicts have led to numerous human rights abuses and atrocities.
Unless otherwise defined herein, the terms used in this Report have the meanings ascribed to them in the CM Rule, Form SD and SEC Release No. 34-67716 issued by the SEC on August 22, 2012.

B.	Company Overview

Elbit Systems Ltd. is an international high technology company engaged in a wide range of defense, homeland security and commercial programs throughout the world. We operate in the areas of aerospace, land and naval systems, command, control, communications, computers, intelligence surveillance and reconnaissance, unmanned aircraft systems, advanced electro-optics, electro-optic space systems, EW suites, signal intelligence systems, data links and communications systems, radios and cyber-based systems. We also focus on the upgrading of existing platforms, developing new technologies for defense, homeland security and commercial applications and providing a range of support services, including training and simulation systems.

C.	Applicability of the CM Rule to Elbit Systems

Elbit Systems designs, develops and manufactures a broad portfolio of sophisticated systems and products in numerous programs for our customers around the world. Such products and systems often include a range of electronic components. We purchase these components from a supply chain consisting of thousands of suppliers and/or manufacturers. We collect 3TG information from our suppliers, primarily first-tier manufacturers (i.e. manufacturers contracting directly with us) of the products supplied to us. Through this information and our own material engineering analyses we have determined that a number of our products contain 3TG that are necessary to the functionality or production of those products. Therefore, we are required to make a filing pursuant to the CM Rule because we manufacture certain products where elements of 3TG are necessary to the functionality or production of such products.

We do not directly source any 3TG from mines, smelters or refiners, and we believe that in most cases we are many levels removed from these supply chain participants and therefore have limited influence over them. Furthermore, because of the depth, geographic diversity and ongoing changes in our supply chain, and due to competitive factors, we often have significant challenges in identifying the full supply chain from our direct suppliers. However, through the efforts described in this Report, we take measures so that our suppliers meet the expectations of our Conflict Minerals Compliance Policy, which is described below.

D.	Conflict Minerals Compliance Policy

Elbit Systems’ policy is to use “conflict free” 3TG in our products, and we support recent industry actions to increase supply chain transparency to facilitate the ability of companies to source conflict free 3TG. Our Conflict Minerals Compliance Policy is published on our website www.elbitsystems.com under “About - Ethics and Conduct - Conflict Minerals Compliance Policy”.

Pursuant to our Conflict Minerals Compliance Policy, and as further described in this Report, we are taking measures to meet the applicable reporting obligations under the CM Rule and to enhance our supply chain due diligence and internal controls relating to 3TG. We are committed to sourcing materials from companies that share our values with respect to human rights, ethics and environmental responsibility. These supply chain values are reflected in our Supplier Code of Conduct, which can be found on our website www.elbitsystems.com under “About - Ethics and Conduct - Supplier Code of Conduct.” Our policy relating to conflict minerals is an important part of our overall practices regarding responsible supply chain management and is reflected in our Supplier Code of Conduct.

Elbit Systems publishes additional information about its commitment to responsible sourcing and engagement with its suppliers and other stakeholders in our Social Sustainability Report, which includes an overview of our activities in the areas of ethics, corporate governance, environmental compliance, fair employment and support for our local communities. The Social Sustainability Report is published on our website www.elbitsystems.com under “About - Elbit Systems Social Sustainability Report”.

E.	Overview of the Company’s Conflict Minerals Program and Reasonable Country of Origin Inquiry (“RCOI”) for 2015

As part of our commitment to responsible sourcing, human rights and sustainability, it is our goal that the 3TG in our products should not, directly or indirectly, finance or benefit armed groups in the Covered Countries. Our efforts with respect to 3TG are aligned with the work of the Conflict-Free Sourcing Initiative (“CFSI”), and we strive to improve the traceability in our supply chain.
Elbit Systems has a Conflict Minerals Compliance and Management Review Team (the “CM Team”) to fulfill compliance with the CM Rule, perform the RCOI and report on 3TG. The multi-disciplinary CM Team consists of specially designated personnel from our purchasing, quality assurance, operations, materials engineering, information technology and legal departments. The CM Team is supported by outsourced services from specialists in the RCOI process.

We rely on our suppliers to provide information on the origin of 3TG contained in components and parts included in our products. The identification of suppliers of the Company that are relevant to us under the CM Rule involves different geographic regions, business areas and production sites throughout our organization. The CM Team plays a leading role in coordinating the supplier identification efforts. Suppliers who were identified in 2015 to be relevant for our RCOI process were so identified on the basis of criteria such as the level of purchasing activities with such supplier and the likelihood that the items furnished by the supplier contain 3TG. The processes described in this Report cover more than 90% of our worldwide supply chain activities relevant to 3TG.
In our annual RCOI process for 2015, we surveyed suppliers identified to be relevant, in an effort to determine the origin of the 3TG in our products. We analyzed and followed up with inquiries as we deemed appropriate where the analysis of our survey results indicated further information may be desirable. We do not have a direct relationship with 3TG smelters and refiners, and we do not perform or direct audits of these entities within our supply chain.
We cooperate with other major manufacturers in 3TG industry initiatives such as the CFSI, which is aligned with the Global e-Sustainability Initiative ("GeSI") and the Electronic Industry Citizenship Coalition ("EICC").

F.	Conflict Minerals Program Design
Our RCOI activities and other 3TG-related activities are consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold and for tin, tantalum and tungsten (the “OECD Guidance”). The design of our due diligence process, including our RCOI, conforms substantially to the OECD Guidance as it relates to “downstream” purchasers of products and components. These processes are described below under sub-headings corresponding to the five-step framework of the OECD Guidance.
Step 1 - Establishing Strong Management Systems

As mentioned above, we have a dedicated CM Team. This Team is responsible for implementing our due diligence activities, reporting on 3TG in compliance with the CM Rule and informing senior managers and our board of directors about matters relating to our 3TG compliance. Controls include, but are not limited to, our Code of Business Conduct and Ethics and our Supplier Code of Conduct, which set forth expected behavior for all our employees and suppliers. The Supplier Code of Conduct includes provisions relating to 3TG compliance as described above. The Supplier Code of Conduct is integrated into our supplier agreements. The CM Team has also generated internal Conflict Minerals Compliance Guidelines that set out the activities to be taken in our due diligence process. Moreover, as indicated above, we have adopted and published a company-wide Conflict Minerals Compliance Policy.
In 2015, identification of smelters and refiners in our supply chain was made through the use of due diligence tools, including those created by the CFSI such as the EICC/GeSI Conflict Minerals Reporting Template (the “Template”). The Template is a supply chain survey designed to identify, among other 3TG-related information, the smelters and refiners that process the necessary 3TG contained in our supply chain. The information from our suppliers, in combination with information from the CFSI, helps us to obtain information on the origin of the 3TG processed in our supply chain. Data obtained was reviewed and analyzed by us and is retained in our company records for the five-year period required by the CM Rule.

Although to date we have not received grievance notices relating to 3TG, we have grievance mechanisms under which employees and suppliers can report violations of our policies. This includes a whistleblower process for the reporting of alleged violations of laws or our Code of Business Conduct and Ethics, including issues relating to corruption, questionable accounting or auditing matters or which otherwise may seriously affect significant interests of Elbit Systems. This process is overseen by Elbit Systems' Chief Compliance Officer and by the Chair of the Audit Committee of Elbit Systems Board of Directors. Our Supplier Code of Conduct also contains a reporting mechanism.

Step 2 - Identification and Assessment of Risks in the Supply Chain

Our CM Team leads a process to identify and assess 3TG-related risks. We attempt to focus this process on the most relevant phase in our 3TG supply chain, which is the smelters and refiners. As stated above, we require our suppliers to provide identification information relating to smelters and refiners in our supply chain.
During 2015, suppliers meeting our applicable 3TG criteria were requested by us to provide information on 3TG in their supply chains through completing and submitting the Template. Suppliers were provided with support material, including the generally available CFSI instructions and training illustrating the use of the tool that is available on CFSI’s website. To support the quality of the response and a high response rate, the responses received were analyzed on an ongoing basis and followed up as deemed appropriate by members of the CM Team. Supplier responses were reviewed against risk level criteria developed or utilized by us to determine: (1) the risk level applicable to the supplier regarding 3TG and (2) which responses require further engagement with our suppliers, such as when the responses from suppliers were incomplete. Suppliers were contacted via e-mail or telephone to improve the quality of responses and increase the response rate.

Step 3 - Design and Implementation of a Strategy to Respond to Identified Risks

Under the third step companies are encouraged to design and implement a strategy to respond to identified risks. Our due diligence is an ongoing process, both proactive and reactive, where suppliers are evaluated against our conflict mineral risk categories on a continuing basis to facilitate conflict mineral compliance in the suppliers’ processes.
Our due diligence process categorizes suppliers’ responses regarding 3TG under one of the following six conflict mineral risk categories:

1.	Free - No 3TG - The product does not contain 3TG or 3TG are not necessary to the functionality or production of the product.

2.	Free - Not From Covered Countries - The 3TG being used in the product do not originate from a Covered Country.

3.	Free - Approved Smelters - The 3TG being used in the product originate from a Covered Country - but the smelters are approved by the CFSI or similar program.

4.	Undetermined - Not from Covered Countries - It is not clear if the 3TG being used in the product originate from a Covered Country.

5.	Undetermined - from Covered Countries - The 3TG being used in the product originate from a Covered Country, but it is not clear if the smelters are approved by the CFSI program.

6.	Not Free - 3TG being used in the product originate from a Covered Country and the smelters are not approved by the CFSI or similar program.
We plan to use this risk-based approach for reviewing and following up supplier responses.
We continuously work to improve our due diligence processes with respect to 3TG, mainly focusing on the quality of data received from suppliers surveyed. This includes communication and collaboration with suppliers for purposes of improving the response rate of surveyed suppliers and improving the reliability and quality of the information provided.

Step 4 - Carry Out Independent Third Party Audit of Supply Chain Due Diligence and Identification Points in the Supply Chain

In the fourth step we focus on review of smelters’ and refiners’ 3TG practices. Since, as mentioned above, there are generally many tiers of suppliers between Elbit Systems and the smelters and refiners in the supply chain, we have not performed our own audits of smelters or refiners.
We review the data received from our suppliers with respect to smelters and refiners and compare such information against the lists of facilities that have received either “fully compliant smelter” or a “recognized smelter” designation from the CFSI.
Under the CM Rule we are not currently required to conduct an Independent Private Sector Audit. However, we are taking steps to prepare us for such an audit in the future.

Step 5 - Report on Supply Chain Due Diligence

In compliance with the fifth step of reporting on supply chain due diligence, and in accordance with the CM Rule, we make our Conflict Minerals Report available on our website: www.elbitsystems.com under "About - Ethics and Conduct - Conflict Minerals Compliance Policy" and under “Investor Relations - SEC Filings”.

G.	2015 Conflict Minerals Program Results

For the calendar year 2015, our due diligence was conducted at the supplier level, mainly first-tier manufacturers. In most cases, the supplier responses received provided data at the supplier’s general company or divisional level. The response rate among suppliers surveyed in 2015 was approximately 75%. Among the supplier responses, we identified 321 smelters as potential sources of 3TG that were reported to be in the supply chain through the end of the 2015 calendar year. These smelters and refiners appear in Annex 1 hereto and are those that fall into one of the two above-mentioned CFSI designations.
Based on the information provided by our suppliers through the end of the 2015 calendar year, we believe that the facilities that may have been used to process the 3TG in Elbit Systems’ products include the smelters and refiners listed in Annex 1 hereto.

H. Future Activities
We are continuing to refine and expand the list of participating smelters and refiners. We believe that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.
During 2016, we plan to continue to review and evolve our due diligence and RCOI processes with respect to 3TG. As part of these efforts, we engaged a third party to review our Conflict Minerals compliance program. During 2016 we expect to: (1) continue to follow-up on incomplete or unreceived responses from suppliers; (2) further develop the collaboration with suppliers for purposes of continued improvement of the supplier response rate and the reliability and quality of information provided; (3) further refine the criteria for our due diligence and supplier selection processes; (4) expand the training for employees and suppliers; and (5) expand our due diligence activities to parts of our purchasing organization that are outside Israel and the U.S.

I.	Forward Looking Statements

Certain of the matters discussed in this Report, including in particular our due diligence processes, include forward-looking statements. Readers of this Report are cautioned that our forward-looking statements are not guarantees of our future actions, which may differ materially from the expectations expressed in the forward-looking statements. We expressly disclaim a duty to provide updates to these forward-looking statements after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.
The information included on our website and other materials referenced in this Report are not incorporated by reference in this Report.

Annex 1
List of Smelters and Refiners

CFSI Smelter Identification	Metal	Smelter Name	Smelter Facility Location: Country
CID000015	Gold	Advanced Chemical Company	UNITED STATES
CID000019	Gold	Aida Chemical Industries Co., Ltd.	JAPAN
CID000028	Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
CID000058	Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
CID000077	Gold	Argor-Heraeus SA	SWITZERLAND
CID000082	Gold	Asahi Pretec Corporation	JAPAN
CID000090	Gold	Asaka Riken Co., Ltd.	JAPAN
CID000103	Gold	ATAkulche	TURKEY
CID000113	Gold	Aurubis AG	GERMANY
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
CID000141	Gold	Bauer Walser AG	GERMANY
CID000157	Gold	Boliden AB	SWEDEN
CID000176	Gold	C. Hafner GmbH + Co. KG	GERMANY
CID000180	Gold	Caridad	MEXICO
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	CANADA
CID000189	Gold	Cendres + Métaux SA	SWITZERLAND
CID000197	Gold	CHALCO Yunnan Copper Co. Ltd.	CHINA
CID000233	Gold	Chimet S.p.A.	ITALY
CID000264	Gold	Chugai Mining	JAPAN
CID000328	Gold	Daejin Indus Co., Ltd.	SOUTH KOREA
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
CID000359	Gold	Do Sung Corporation	SOUTH KOREA
CID000362	Gold	Doduco	GERMANY
CID000401	Gold	Dowa	JAPAN
CID000425	Gold	Eco-System Recycling Co., Ltd.	JAPAN
CID000493	Gold	FSE Novosibirsk Refinery	RUSSIA
CID000522	Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
CID000694	Gold	Heimerle + Meule GmbH	GERMANY
CID000707	Gold	Heraeus Ltd. Hong Kong	CHINA

CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID000778	Gold	Hwasung CJ Co., Ltd.	SOUTH KOREA
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
CID000814	Gold	Istanbul Gold Refinery	TURKEY
CID000823	Gold	Japan Mint	JAPAN
CID000855	Gold	JCC	CHINA
CID000920	Gold	Asahi Refining USA Inc.	UNITED STATES
CID000924	Gold	Asahi Refining Canada Limited	CANADA
CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIA
CID000929	Gold	JSC Uralelectromed	RUSSIA
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
CID000956	Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
CID000957	Gold	Kazzinc	KAZAKHSTAN
CID000969	Gold	Kennecott Utah Copper LLC	UNITED STATES
CID000981	Gold	Kojima Chemicals Co., Ltd.	JAPAN
CID000988	Gold	Korea Metal Co., Ltd.	SOUTH KOREA
CID001029	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
CID001032	Gold	L' azurde Company For Jewelry	SAUDI ARABIA
CID001056	Gold	Lingbao Gold Company Limited	CHINA
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
CID001078	Gold	LS-NIKKO Copper Inc.	SOUTH KOREA
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
CID001113	Gold	Materion	UNITED STATES
CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
CID001153	Gold	Metalor Switzerland	SWITZERLAND
CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES
CID001161	Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
CID001188	Gold	Mitsubishi Materials Corporation	JAPAN
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001204	Gold	Moscow Special Alloys Processing Plant	RUSSIA
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
CID001236	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
CID001259	Gold	Nihon Material Co., Ltd.	JAPAN
CID001322	Gold	Elemetal Refining, LLC	UNITED STATES
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIA
CID001328	Gold	OJSC Kolyma Refinery	RUSSIA

CID001352	Gold	PAMP SA	SWITZERLAND
CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIA
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
CID001498	Gold	PX Précinox SA	SWITZERLAND
CID001512	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
CID001534	Gold	Royal Canadian Mint	CANADA
CID001546	Gold	Sabin Metal Corp.	UNITED STATES
CID001555	Gold	Samduck Precious Metals	SOUTH KOREA
CID001562	Gold	SAMWON METALS Corp.	SOUTH KOREA
CID001573	Gold	Schone Edelmetaal B.V.	NETHERLANDS
CID001585	Gold	SEMPSA Joyería Platería SA	SPAIN
CID001619	Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	CHINA
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
CID001754	Gold	So Accurate Group, Inc.	UNITED STATES
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIA
CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
CID001875	Gold	Tanaka Denshi Kogyo K.K	JAPAN
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
CID001916	Gold	China's Shandong Gold Mining Co., Ltd	CHINA
CID001938	Gold	Tokuriki Honten Co., Ltd.	JAPAN
CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
CID001955	Gold	Torecom	SOUTH KOREA
CID001977	Gold	Umicore Brasil Ltda.	BRAZIL
CID001980	Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES
CID002003	Gold	Valcambi SA	SWITZERLAND
CID002030	Gold	Perth Mint	AUSTRALIA
CID002100	Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
CID002129	Gold	Yokohama Metal Co., Ltd.	JAPAN
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
CID002243	Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
CID002282	Gold	Morris and Watson	NEW ZEALAND
CID002312	Gold	Guangdong Jinding Gold Limited	CHINA
CID002314	Gold	Umicore Precious Metals Thailand	THAILAND
CID002355	Gold	Faggi Enrico S.p.A.	ITALY
CID002459	Gold	Geib Refining Corporation	UNITED STATES
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
CID002510	Gold	Republic Metals Corporation	UNITED STATES
CID002511	Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND
CID002515	Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE

CID002516	Gold	Singway Technology Co., Ltd.	TAIWAN
CID002560	Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
CID002561	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
CID002563	Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
CID002567	Gold	Sudan Gold Refinery	SUDAN
CID002580	Gold	T.C.A S.p.A	ITALY
CID002587	Gold	Tony Goetz NV	BELGIUM
CID002605	Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF
CID002761	Gold	SAAMP	FRANCE
CID002777	Gold	SAXONIA Edelmetalle GmbH	GERMANY
CID002778	Gold	Wieland Edelmetalle GmbH	GERMANY
CID002779	Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
CID002821	Gold	Metahub Industries Sdn. Bhd.	MALAYSIA
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
CID000291	Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
CID000410	Tantalum	Douluoshan Sapphire Rare Metal Co Ltd	CHINA
CID000456	Tantalum	Exotech Inc.	UNITED STATES
CID000460	Tantalum	F&X Electro-Materials Ltd.	CHINA
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
CID000731	Tantalum	Hi-Temp	UNITED STATES
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
CID000973	Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
CID001076	Tantalum	LSM Brasil S.A.	BRAZIL
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
CID001175	Tantalum	Mineração Taboca S.A.	BRAZIL
CID001192	Tantalum	Mitsui Mining & Smelting	JAPAN
CID001200	Tantalum	Molycorp Silmet A.S.	ESTONIA
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
CID001508	Tantalum	QuantumClean	UNITED STATES
CID001522	Tantalum	RFH	CHINA
CID001769	Tantalum	Solikamsk Magnesium Works OAO	RUSSIA
CID001869	Tantalum	Taki Chemicals	JAPAN
CID001891	Tantalum	Telex Metals	UNITED STATES
CID001969	Tantalum	Ulba	KAZAKHSTAN
CID002232	Tantalum	Zhuzhou Cemented Carbide	CHINA
CID002307	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
CID002501	Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
CID002504	Tantalum	D Block Metals, LLC	UNITED STATES

CID002505	Tantalum	FIR Metals & Resource Ltd.	CHINA
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
CID002539	Tantalum	KEMET Blue Metals	MEXICO
CID002540	Tantalum	Plansee SE Liezen	AUSTRIA
CID002544	Tantalum	H.C. Starck Co., Ltd.	THAILAND
CID002545	Tantalum	H.C. Starck GmbH Goslar	GERMANY
CID002546	Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
CID002548	Tantalum	H.C. Starck Inc.	UNITED STATES
CID002549	Tantalum	H.C. Starck Ltd.	JAPAN
CID002550	Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
CID002556	Tantalum	Plansee SE Reutte	AUSTRIA
CID002557	Tantalum	Global Advanced Metals Boyertown	UNITED STATES
CID002558	Tantalum	Global Advanced Metals Aizu	JAPAN
CID002568	Tantalum	KEMET Blue Powder	UNITED STATES
CID002571	Tantalum	Tranzact, Inc.	UNITED STATES
CID002590	Tantalum	E.S.R. Electronics	UNITED STATES
CID002705	Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM
CID002707	Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	CHINA
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA
CID000244	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
CID000278	Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
CID000292	Tin	Alpha	UNITED STATES
CID000295	Tin	Cooper Santa	BRAZIL
CID000306	Tin	CV Gita Pesona	INDONESIA
CID000307	Tin	CV JusTindo	INDONESIA
CID000309	Tin	CV Nurjanah	INDONESIA
CID000313	Tin	CV Serumpun Sebalai	INDONESIA
CID000315	Tin	CV United Smelting	INDONESIA
CID000402	Tin	Dowa	JAPAN
CID000438	Tin	EM Vinto	BOLIVIA
CID000448	Tin	Estanho de Rondônia S.A.	BRAZIL
CID000466	Tin	Feinhütte Halsbrücke GmbH	GERMANY
CID000468	Tin	Fenix Metals	POLAND
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
CID000555	Tin	Gejiu Zi-Li	CHINA
CID000760	Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
CID001063	Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA

CID001070	Tin	China Tin Group Co., Ltd.	CHINA
CID001105	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
CID001136	Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
CID001142	Tin	Metallic Resources, Inc.	UNITED STATES
CID001173	Tin	Mineração Taboca S.A.	BRAZIL
CID001182	Tin	Funsur Smelter	PERU
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN
CID001231	Tin	Jiangxi Nanshan	CHINA
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
CID001337	Tin	OMSA	BOLIVIA
CID001393	Tin	PT Alam Lestari Kencana	INDONESIA
CID001399	Tin	PT Artha Cipta Langgeng	INDONESIA
CID001402	Tin	PT Babel Inti Perkasa	INDONESIA
CID001409	Tin	PT Bangka Kudai Tin	INDONESIA
CID001416	Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
CID001419	Tin	PT Bangka Tin Industry	INDONESIA
CID001421	Tin	PT Belitung Industri Sejahtera	INDONESIA
CID001424	Tin	PT BilliTin Makmur Lestari	INDONESIA
CID001428	Tin	PT Bukit Timah	INDONESIA
CID001434	Tin	PT DS Jaya Abadi	INDONESIA
CID001438	Tin	PT Eunindo Usaha Mandiri	INDONESIA
CID001442	Tin	PT Fang Di MulTindo	INDONESIA
CID001448	Tin	PT Karimun Mining	INDONESIA
CID001453	Tin	PT Mitra Stania Prima	INDONESIA
CID001457	Tin	PT Panca Mega Persada	INDONESIA
CID001458	Tin	PT Prima Timah Utama	INDONESIA
CID001460	Tin	PT REFINED BANGKA TIN	INDONESIA
CID001463	Tin	PT Sariwiguna Binasentosa	INDONESIA
CID001466	Tin	PT Seirama Tin investment	INDONESIA
CID001468	Tin	PT Stanindo Inti Perkasa	INDONESIA
CID001471	Tin	PT Sumber Jaya Indah	INDONESIA
CID001477	Tin	Kundur Smelter	INDONESIA
CID001482	Tin	INDONESIAN STATE TIN CORPORATION MENTOK SMELTER	INDONESIA
CID001486	Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
CID001490	Tin	PT Tinindo Inter Nusa	INDONESIA
CID001493	Tin	PT Tommy Utama	INDONESIA
CID001539	Tin	Rui Da Hung	TAIWAN
CID001758	Tin	Soft Metais Ltda.	BRAZIL
CID001898	Tin	Thailand Smelting & Refining Co Ltd	THAILAND
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
CID002015	Tin	VQB Mineral and Trading Group JSC	VIETNAM
CID002036	Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
CID002158	Tin	Chengfeng Metals Co Pte Ltd	CHINA

CID002180	Tin	YTCL	CHINA
CID002455	Tin	CV Venus Inti Perkasa	INDONESIA
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
CID002478	Tin	PT Tirus Putra Mandiri	INDONESIA
CID002479	Tin	PT Wahana Perkit Jaya	INDONESIA
CID002500	Tin	Melt Metais e Ligas S/A	BRAZIL
CID002503	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
CID002507	Tin	Phoenix Metal Ltd.	RWANDA
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
CID002530	Tin	PT Inti Stania Prima	INDONESIA
CID002570	Tin	CV Ayi Jaya	INDONESIA
CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
CID002592	Tin	CV Dua Sekawan	INDONESIA
CID002593	Tin	CV Tiga Sekawan	INDONESIA
CID002696	Tin	PT Cipta Persada Mulia	INDONESIA
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
CID002706	Tin	Resind Indústria e Comércio Ltda.	BRAZIL
CID002773	Tin	Metallo-Chimique N.V.	BELGIUM
CID002774	Tin	Elmet S.L.U. (Metallo Group)	SPAIN
CID002776	Tin	PT Bangka Prima Tin	INDONESIA
CID002816	Tin	PT Sukses Inti Makmur	INDONESIA
CID002825	Tin	An Thai Minerals Company Limited	VIETNAM
CID002829	Tin	PT Kijang Jaya Mandiri	INDONESIA
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
CID002848	Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA
CID002849	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
CID000004	Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
CID000105	Tungsten	ATI Metalworking Products	UNITED STATES
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
CID000345	Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
CID000568	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
CID000825	Tungsten	Japan New Metals Co., Ltd.	JAPAN
CID000868	Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
CID000966	Tungsten	Kennametal Fallon	UNITED STATES
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
CID002011	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM

CID002044	Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
CID002095	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
CID002313	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
CID002518	Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
CID002531	Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
CID002532	Tungsten	Pobedit, JSC	RUSSIA
CID002535	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
CID002536	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
CID002538	Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM
CID002541	Tungsten	H.C. Starck GmbH	GERMANY
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
CID002543	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
CID002578	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
CID002589	Tungsten	Niagara Refining LLC	UNITED STATES
CID002647	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
CID002649	Tungsten	Hydrometallurg, JSC	RUSSIA
CID002815	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
CID002827	Tungsten	Philippine Chuangin Industrial Co., Inc.	PHILIPPINES
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
CID002833	Tungsten	ACL Metais Eireli	BRAZIL
CID002843	Tungsten	Woltech Korea Co., Ltd.	SOUTH KOREA
CID002845	Tungsten	Moliren Ltd	RUSSIA